As filed with the Securities and Exchange Commission on June 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CUSHMAN & WAKEFIELD plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1193584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
125 Old Broad Street London, United Kingdom, EC2N 1AR Telephone: +44 20 3296 3000
(Address of Principal Executive Offices)

AMENDED & RESTATED CUSHMAN & WAKEFIELD PLC

2018 OMNIBUS NON-EMPLOYEE DIRECTOR SHARE AND CASH INCENTIVE PLAN

(Full title of the plan)

Brett Soloway

Cushman & Wakefield

225 West Wacker Drive

Chicago, Illinois 60606

Telephone: (312) 470-1800

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward

Kevin M. Frank

Sarah Gabriel

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On May 5, 2022, the shareholders of Cushman & Wakefield plc (the “Registrant”) approved the Amended & Restated Cushman & Wakefield plc 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan (the “Plan”), which became effective as of that same date. This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 200,000 ordinary shares, nominal value $0.10 per share (the “Ordinary Shares”) of the Registrant, which have been authorized and reserved for issuance under the Plan and includes Ordinary Shares that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. In accordance with General Instruction E to Form S-8, the registration statement on Form S-8 relating to the Plan and previously filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2018 (File No. 333-226875), is incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 3. Incorporation of Documents by Reference

The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

1.

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 25, 2022, which incorporates by reference certain portions of the Registrant’s Definitive Proxy Statement for the Registrant’s 2022 Annual General Meeting of Shareholders filed on April 7, 2022;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 6, 2022;

3.

The Registrant’s Current Reports on Form 8-K filed on January 4, 2022, March  2, 2022, April  29, 2022 and May 6, 2022 (excluding any portions of such reports that were “furnished” rather than “filed”); and

4.	The description of the Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38611), filed with the Commission on July 30, 2018.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description

4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2021)

4.2	Amended & Restated Cushman & Wakefield plc 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan, effective May 5, 2022 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 6, 2022)

5.1	Opinion of Kirkland & Ellis International LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Kirkland & Ellis International LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

107	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 28, 2022.

CUSHMAN & WAKEFIELD plc

By:	/s/ John Forrester
Name:	John Forrester
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Cushman & Wakefield plc whose signature appears below constitutes and appoints John Forrester, Neil Johnston and Brett Soloway, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ John Forrester John Forrester	Chief Executive Officer and Director (Principal Executive Officer and Authorized Representative in the United States)	June 28, 2022

/s/ Neil Johnston	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 28, 2022
Neil Johnston

/s/ Len Texter	Senior Vice President and Global Controller (Principal Accounting Officer)	June 28, 2022
Len Texter

/s/ Angelique Brunner	Director	June 28, 2022
Angelique Brunner

/s/ Jonathan Coslet	Director	June 28, 2022
Jonathan Coslet

/s/ Timothy Dattels	Director	June 28, 2022
Timothy Dattels

/s/ Richard McGinn	Director	June 28, 2022
Richard McGinn

Name	Title	Date
/s/ Jodie W. McLean	Director	June 28, 2022
Jodie W. McLean

/s/ Anthony Miller	Director	June 28, 2022
Anthony Miller

/s/ Lincoln Pan	Director	June 28, 2022
Lincoln Pan

/s/ Angela Sun	Director	June 28, 2022
Angela Sun

/s/ Brett White	Executive Chairman	June 28, 2022
Brett White

/s/ Billie Williamson	Director	June 28, 2022
Billie Williamson